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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 24, 2006, in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-132881) and related Prospectus of Aventine Renewable Energy Holdings, Inc. for the registration of 20,881,025 shares of its common stock.

                              /s/ Ernst & Young LLP

St. Louis, Missouri
July 17, 2006

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Consent of Independent Registered Public Accounting Firm